As filed with the Securities and Exchange Commission on July 20, 1998

                              Registration No. 333-

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                   COGNIZANT TECHNOLOGY SOLUTIONS CORPORATION
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)

                                    Delaware
--------------------------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                   13-3728359
--------------------------------------------------------------------------------
                      (I.R.S. Employer Identification No.)

               1700 Broadway, 26th Floor, New York, New York 10019
--------------------------------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

               Amended and Restated Cognizant Technology Solutions
                        Key Employees' Stock Option Plan
               Amended and Restated Cognizant Technology Solutions
                    Non-Employee Directors' Stock Option Plan
                               March 1998 Options
--------------------------------------------------------------------------------
                            (Full Title of the Plan)

                               Wijeyaraj Mahadeva
                Chairman of the Board and Chief Executive Officer
                   Cognizant Technology Solutions Corporation
               1700 Broadway, 26th Floor, New York, New York 10019
--------------------------------------------------------------------------------
                     (Name and Address of Agent for Service)

                                 (212) 887-2385
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                    Copy to:
                              David J. Sorin, Esq.
                              David S. Matlin, Esq.
                   Buchanan Ingersoll Professional Corporation
                              500 College Road East
                               Princeton, NJ 08540
                                 (609) 987-6800

                                                  CALCULATION OF REGISTRATION FEE

                                                                      Proposed          Proposed
                                                      Amount           Maximum           Maximum           Amount Of
             Title Of Securities                      To Be        Offering Price       Aggregate        Registration
               To Be Registered                   Registered(1)      Per Share       Offering Price           Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share
   Issuable pursuant to options to be granted
     under the Amended and Restated
     Cognizant Technology Solutions
     Key Employees' Stock Option Plan .........      79,550       $     14.28(2)     $ 1,135,974(2)       $  335.11
   Issued pursuant to options previously
     granted under the Amended and
     Restated Cognizant Technology
     Solutions Key Employees' Stock
     Option Plan ..............................     507,000       $      3.85(3)     $ 1,951,950(3)       $  575.83
   Issued pursuant to options previously
     granted under the Amended and
     Restated Cognizant Technology
     Solution Key Employees' Stock
     Option Plan ..............................     112,200       $     10.00(4)     $ 1,122,000(4)       $  330.99
   Issuable pursuant to options to be granted
     under the Amended and Restated ...........
     Cognizant Technology Solutions
     Non-Employee Directors' Stock
     Option Plan ..............................      22,000       $     14.28(2)     $   314,160(2)       $   92.68
   Issued pursuant to options previously
     granted under the Amended and
     Restated Cognizant Technology
     Solutions Non-Employee Directors'
     Stock Option Plan ........................      49,500       $      9.76(5)     $   483,120(5)       $  142.52
   March 1998 Options .........................      48,750       $      6.92(6)     $   337,350(6)       $   99.52
----------------------------------------------------------------------------------------------------------------------------
       TOTAL ..................................     819,000                          $ 5,344,554          $1,576,65
----------------------------------------------------------------------------------------------------------------------------

(1) For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been divided among six subtotals.

(2) Pursuant to Rule 457(h) and Rule 457(c), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low price per share of the Registrant's Common Stock as reported on the Nasdaq National Market on July 13, 1998.

(3) Pursuant to Rule 457(h), these prices are calculated based on the weighted average exercise price of $3.85 per share covering 507,000 shares subject to stock options granted under the Amended and Restated Cognizant Technology Solutions Key Employees' Stock Option Plan.

(4) Pursuant to Rule 457(h), these prices are calculated based on an exercise price of $10.00 per share covering 112,200 shares subject to the stock options granted under the Amended and Restated Cognizant Technology Solutions Key Employees' Stock Option Plan.

(5) Pursuant to Rule 457(h), these prices are calculated based on the weighted average exercise price of $9.76 per share covering 49,500 shares subject to stock options granted under the Amended and Restated Cognizant Technology Solutions Non-Employee Directors' Stock Option Plan.

(6) Pursuant to Rule 457(h), these prices are calculated based on the exercise price of $6.92 per share covering 48,750 shares subject to the March 1998 Options.

                                EXPLANATORY NOTE

         This Registration Statement has been filed by Cognizant Technology Solutions Corporation (the "Company") in order to register an aggregate of 819,000 shares of Common Stock, as follows: (i) 698,750 shares of Common Stock issuable under the Amended and Restated Cognizant Technology Solutions Key Employees' Stock Option Plan (the "Employee Plan"); (ii) 71,500 shares of Common Stock issuable under the Amended and Restated Cognizant Technology Solutions Non-Employee Directors' Stock Option Plan (the "Director Plan" and, collectively with the Employee Plan, hereinafter referred to as the "Plans"); and (iii) 48,750 shares of Common Stock issuable under certain options granted outside the Plans.

                                     PART I
                                     ------
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
              ----------------------------------------------------

         The document(s) containing the information specified by Part I of this Form S-8 will be sent or given to participants in the Plans listed on the cover page of this Registration Statement as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) are not being filed with the Commission but constitute (taken together with the documents incorporated by reference into this Registration Statement pursuant to
Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) (the "Section 10(a) Prospectus") of the Securities Act.

         The Company will provide a written statement to each participant of the Plans advising each such participant of the availability without charge, upon written or oral request, of the documents referred to under Item 3 -- "Incorporation of Documents by Reference" which have been incorporated in the
Section 10(a) Prospectus by reference, along with any other documents required to be delivered to employees pursuant to Rule 428(b) promulgated by the Commission under the Securities Act. Whenever updating information is required, the Company shall furnish promptly without charge to each Plan participant, upon written or oral request, a copy of all documents containing the Plan information required by Part I that then constitute part of the Section 10(a) Prospectus, although documents previously furnished need not be re-delivered. Requests for such copies should be directed to the Chief Financial Officer, Cognizant Technology Solutions Corporation, 1700 Broadway, 26th Floor, New York, New York 10019. Telephone requests may be directed to (212) 887-2385.

                                     PART II
                                     -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3.  Incorporation of Documents by Reference.
-------  ---------------------------------------

         The following documents which have been or will be filed with the Commission are incorporated herein by reference and in the Section 10(a) Prospectus by reference:

               (a) The Company's Registration Statement on Form S-1 (Registration No. 333-49783) in the form declared effective by the Commission on June 18, 1998, including the Prospectus dated June 19, 1998, as filed with the Commission pursuant to Rule 424(b) on June 19, 1998.

               (b) All reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since June 18, 1998, the date the Company's Registration Statements on Form S-1 and Form 8-A were declared effective by the Commission.

               (c) The description of the Company's Common Stock, $.01 par value, which is contained in the Company's Registration Statement on Form 8-A filed pursuant to Section 12(g) of the Exchange Act in the form declared effective by the Commission on June 18, 1998, including any subsequent amendments or reports filed for the purpose of updating such description.

         All documents  subsequently  filed by the Company  pursuant to Sections
13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.
-------  -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
-------  --------------------------------------

         Not applicable.

Item 6.  Indemnification of Directors and Officers.
-------  -----------------------------------------

         As permitted by the Delaware General Corporation Law (the "DGCL"), the Certificate of Incorporation includes a provision that eliminates personal liability for its directors for monetary damages for breach of fiduciary duty, as a director except for liability: (i) for any breach of the director's duty of loyalty to the Company or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
(iii) under Section 174 of the DGCL; and (iv) for any transaction from which the director derived an improper personal benefit.

         As permitted by Section 145 of the DGCL, the By-Laws provide that: (i) the Company is required to indemnify its directors and officers to the fullest extent permitted by the DGCL; (ii) the Company may, in its discretion, indemnify other persons as set forth in the DGCL and (iii) rights conferred in the By-Laws are not exclusive.

         The Company has obtained liability insurance for the benefit of its directors and officers which provides coverage for losses of directors and officers for liabilities arising out of claims against such persons acting as directors or officers of the Company due to any breach of duty, neglect, error, misstatement, misleading statement, omission or act done by such directors and officers, except as prohibited by law.

         The Registrant has executed indemnification agreements with each of its directors and executive officers pursuant to which the Company has agreed to indemnify such parties, subject to certain exceptions, if such party becomes subject to an action because such party is a director, officer, employee, agent or fiduciary of the Company.

         At present, there is no pending litigation or proceeding involving a director or officer of the registrant as to which indemnification is being sought nor is the registrant aware of any threatened litigation that may result in claims for indemnification by any director or officer.

Item 7.  Exemption from Registration Claimed.
-------  -----------------------------------

         Not applicable.

Item 8.  Exhibits.
-------  --------

     Exhibit                              Description
     Number                               -----------
     -----
        4.1 Amended and Restated Cognizant Technology Solutions Key Employees' Stock Option Plan. (Incorporated by reference to
               Exhibit 10.2 to the Company's Registration Statement on Form S-1 (File Number 333-49783) which became effective June 18, 1998.)

        4.2 Amended and Restated Cognizant Technology Solutions Non-Employee Directors' Stock Option Plan. (Incorporated by reference to
               Exhibit 10.3 to the Company's Registration Statement on Form S-1 (File Number 333-49783) which became effective June 18, 1988.)

        4.3 Option Agreement between the Company and Wijeyaraj Mahadeva (Incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-1 (File Number 333-49783) which became effective June 18, 1988.)

         5     Opinion of Buchanan Ingersoll Professional Corporation.

        23.1   Consent of PricewaterhouseCoopers LLP.

        23.2 Consent of Buchanan Ingersoll Professional Corporation (contained in the opinion filed as Exhibit 5).

         24    Power of Attorney (see "Power of Attorney" below).

Item 9.  Undertakings.
-------  -------------

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 20th day of July, 1998.

                                                 COGNIZANT TECHNOLOGY
                                                 SOLUTIONS CORPORATION

                                                 By:  /s/Wijeyaraj Mahadeva
                                                      --------------------------
                                                      Chairman of the Board and
                                                      Chief Executive Officer



                                POWER OF ATTORNEY
                                -----------------


         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Wijeyaraj Mahadeva, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                           Title                          Date
    ---------                           -----                          ----


/s/ Wijeyaraj Mahadeva     Chairman of the Board and Chief         July 20, 1998
Wijeyaraj Mahadeva         Executive Officer (principal executive
                           officer)

/s/ Gordon Coburn          Chief Financial Officer, Treasurer and  July 20, 1998
Gordon Coburn              Secretary (principal financial and
                           accounting officer)

/s/Anthony Bellomo         Director                                July 20, 1998
Anthony Bellomo

/s/Paul Cosgrave           Director                                July 20, 1998
Paul Cosgrave

/s/Victoria Fash           Director                                July 20, 1998
Victoria Fash

/s/John Klein              Director                                July 20, 1998
John Klein

/s/Venetia Kontogouris     Director                                July 20, 1998
Venetia Kontogouris

                                  EXHIBIT INDEX


      Exhibit                              Description
      Number                               -----------
      -----
        4.1 Amended and Restated Cognizant Technology Solutions Key Employees' Stock Option Plan. (Incorporated by reference to
               Exhibit 10.2 to the Company's Registration Statement on Form S-1 (File Number 333-49783) which became effective June 18, 1998.)

        4.2 Amended and Restated Cognizant Technology Solutions Non-Employee Directors' Stock Option Plan. (Incorporated by reference to
               Exhibit 10.3 to the Company's Registration Statement on Form S-1 (File Number 333-49783) which became effective June 18, 1988.)

        4.3 Option Agreement between the Company and Wijeyaraj Mahadeva (Incorporated by reference to Exhibit 10.4 to the Company's Registration Statement on Form S-1 (File Number 333-49783) which became effective June 18, 1988.)

         5     Opinion of Buchanan Ingersoll Professional Corporation.

        23.1   Consent of PricewaterhouseCoopers LLP.

        23.2 Consent of Buchanan Ingersoll Professional Corporation (contained in the opinion filed as Exhibit 5).

         24    Power of Attorney (included on signature page).